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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                November 27, 2001
                Date of Report (Date of earliest event reported)


                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)

         Cayman Islands                    1-10809                98-0191089
(State or other jurisdiction of    (Commission file number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

              XL House, One Bermudiana Road, Hamilton, Bermuda HM11
                    (Address of principal executive offices)

                                 (441) 292-8515
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5. Other events.


On November 27, 2001, XL Capital Ltd issued the press release attached as
Exhibit 99(a) and incorporated by reference herein.


Item 7. Financial Statements and Exhibits.


     (c)  Exhibits. The following exhibit is filed herewith:

          Exhibit No.             Description

             99(a) Press Release ("XL Capital to realign its Lloyd's operations") dated November 27, 2001.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 11, 2002


                                   XL CAPITAL LTD


                                   By:    /s/ Jerry de St. Paer
                                          -------------------------------------
                                          Name:   Jerry de St. Paer
                                          Title:   Executive Vice President &
                                                       Chief Financial Officer



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                                                                   Exhibit 99(a)


                                                            XL Capital Ltd
                                                                  XL House
                                                       One Bermudiana Road
                                                    Hamilton HM 11 Bermuda
                                                     Phone: (441) 292-8515
                                                       Fax: (441) 292-5280
NEWS RELEASE

IMMEDIATE

Contact:        Gavin R. Arton                      Roger R. Scotton
                Investor Relations                  Media Relations
                441-294-7104                        441-294-7165


                  XL CAPITAL TO REALIGN ITS LLOYD'S OPERATIONS

Hamilton, Bermuda (November 27, 2001) - XL Capital Ltd (NYSE: XL) ("XL") announced today that it is realigning XL Brockbank Ltd ("XL Brockbank"), its Lloyd's of London operation. With effect from January 1, 2002, XL will supply 100% of the capacity supporting two of XL Brockbank's Syndicates at Lloyd's:
Syndicate 1209, with capacity of (pound)360 million, and Syndicate 990, with capacity of (pound)80 million. Syndicates 588 and 861, backed entirely by third-party capital providers for the 2001 year of account, will cease to trade.

For 2002, Syndicate 1209 will focus on its core specialty Marine lines (Hull, Cargo, Marine Liabilities and Energy), Specie, Bloodstock, War & Political Risks, International Aviation and selected Non-Marine lines (Professional Indemnity and Property Programs). Syndicate 990 will continue its long-term strategy of maintaining a general Non-Marine account with an emphasis on long-tail business.

Nick Metcalf, Chief Executive Officer of XL Brockbank, will remain Active Underwriter of Syndicate 1209. James Weatherstone will be appointed Senior Deputy Underwriter of Syndicate 1209. David Wright and Neil Robertson (previously Deputy Underwriters of Syndicates 861 and 588 respectively) will be appointed as Deputy Underwriters of Syndicate 1209. Peter Matson will remain the Active Underwriter of Syndicate 990.

As part of this realignment, XL Brockbank will be renamed XL London Market Ltd.

The Syndicates will cease to participate in the Excess of Loss Treaty, Accident & Health, and US Fortune 500 Property accounts. However, these lines will continue to be offered through other insurance companies within the XL group. XL remains firmly committed to providing the highest


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quality of specialty line products and services to its clients and brokers, both through its Lloyd's operations and other operating subsidiaries.

Nick Metcalf, Chief Executive Officer of XL Brockbank, and Active Underwriter of Syndicate 1209, said: "We see the realignment as a positive development for our Lloyd's operation. We believe that owning 100% of the capacity on the Syndicates will give us greater opportunity to draw upon the capabilities within the XL group, and to respond creatively to the needs of our clients and brokers. We also believe that this realignment will improve our operating efficiencies."

Nicholas M. Brown, Jr., President and CEO of XL's Insurance Operations, said:
"We are pleased that we have fulfilled our long-held ambition of providing 100% of the capacity on our Syndicates at Lloyd's. By focusing on core specialty lines, we believe that Syndicates 1209 and 990 will be well positioned to capitalize on the opportunities presented by today's dynamic market conditions."

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products to industrial, commercial and professional service firms, insurance companies, and other enterprises on a worldwide basis. As at September 30, 2001, XL had consolidated assets of approximately $25.7 billion and consolidated shareholders' equity of approximately $4.8 billion. More information about XL, the coverages written by its operating subsidiaries, and contact details, are available at www.xlcapital.com.

This press release contains forward-looking statements. Such statements are based on current plans, estimates and expectations. Accordingly, forward-looking statements involve inherent risks and uncertainties, and a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in XL's most recent report on Form 10-K and XL's other documents on file with the Securities and Exchange Commission. XL Capital undertakes no duty to update publicly or revise any forward-looking statements contained herein in light of new information, future developments or otherwise.